Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact: Jeffrey J. Carfora, COO / CFO
                                              or Claire M. Chadwick, Controller
                                              973-669-7366, ext. 202


                 PENNFED FINANCIAL SERVICES, INC. REPORTS A 22%
                 ----------------------------------------------
                 INCREASE IN EARNINGS AND AN INCREASED DIVIDEND
                 ----------------------------------------------

     WEST ORANGE, NJ, July 26, 2002 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $1.9 billion holding company for New Jersey-based Penn Federal Savings Bank, reported earnings of 50 cents per diluted share for the fourth quarter ended June 30, 2002. The current quarter earnings represent a 22% increase over the 41 cents reported for the quarter ended June 30, 2001. Cash earnings per share for the current quarter were 66 cents - 16 cents higher than reported earnings per share.

     Return on equity improved to 13.09% for the current quarter compared to the 11.37% reported for the three months ended June 30, 2001. Cash return on average common equity was 17.12% for the current quarter.

     The Company also reported that its Board of Directors approved a four cents increase in the quarterly cash dividend. PennFed stockholders of record as of August 9, 2002 will be paid a cash dividend of $0.10 per share on August 23, 2002. The level of the Company's dividend will continue to be reviewed on a quarterly basis.

     Joseph L. LaMonica, President and Chief Executive Officer of PennFed, commented that he "was pleased with results for the fiscal year just ended on June 30, 2002, which are reflective of the Company's progress on several fronts." The following highlights for the fiscal year were provided:

o Earnings of $1.88 per diluted share for fiscal 2002 represented a 21% increase over the $1.55 reported for the prior fiscal year.

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o    Cash earnings per share were $2.45 - 57 cents higher than reported earnings per share.

o Return on equity for the current fiscal year was 12.59% compared to 10.95% for the prior fiscal year.

o At the end of June 2002, the Company's stock closed at $27.90 - a 21% increase compared to the $23.10 stock closing price at June 30, 2001. During the last few weeks the Company's stock price has declined, reflecting an overall lack of consumer confidence in the stock markets. As of the market close on July 24, 2002, the Company's stock closed at $23.49, still reflecting over a 10% increase from a closing price of $21.28 one year earlier.

o The level of dividends has been increased twice in the past 12 months - first with the November 2001 dividend payment (five cents to six cents per share) and now with the August 2002 dividend payment (six cents to 10 cents per share).

o Assets grew $43 million over the fiscal year and a positive shift in balance sheet composition was noted. The net loan portfolio increased $146 million while investment / mortgage-backed securities declined $117 million.

o The commercial and consumer loan portfolios grew $41 million over the year, reflecting an 18% increase.

o Loan production totaled $680 million - a 63% increase over the $417 million of production in fiscal 2001.

o Checking and money market accounts increased $35 million, or 26% from June 30, 2001.

o At June 30, 2002, core deposits (checking, money market and savings accounts) represented over 40% of total deposits.

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




o Net interest margin showed continued improvement with the Company reporting a net interest margin of 2.81% for the quarter ended June 30, 2002 - an increase from the 2.53% reported for the same period last year.

o Service charge income increased by 19% in fiscal 2002 over the prior fiscal year.

o Earnings of $542,000 from the Investment Services at Penn Federal program was more than double the $260,000 recorded for the previous fiscal year. Investment Services at Penn Federal offers Penn Federal customers financial consulting services and related uninsured non-deposit investment and insurance products.

o Strong expense ratios were maintained (1.53% for fiscal 2002 and 1.42% for fiscal 2001).

o The Company repurchased 500,000 shares of its outstanding stock at prices ranging from $19.25 to $27.14, for a total cost of $11.1 million.

o    Asset  quality  remained   strong,   despite  an  increase  in  residential
     non-performing assets. Non-performing assets represented 0.17% of total assets at June 30, 2002.

o Regulatory approval was received for a 22nd branch to be located in Newark and a 23rd branch to be located in Union.

     "With our continued dedication to our customer base, and committed focus on gathering core deposits, we are pleased to have received regulatory approval for a branch in Union," said LaMonica. "Our Union office will be our 23rd branch and our first location in Union County." The Company previously announced that it received regulatory approval for its fourth location in the Ironbound section of Newark. The Ironbound facility will have ample parking as well as drive-thru service and an ATM. Both new branches are expected to open in late fiscal 2003.

                                    - more -

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




     PennFed's Annual Meeting of Stockholders will be held at 10 a.m. on Wednesday, October 23, 2002 at the Fairfield Executive Inn in Fairfield, New Jersey. Stockholders of record on September 6, 2002 are entitled to vote at the meeting.

     Penn Federal Savings Bank maintains 21 New Jersey branch offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

     This release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and operating results, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's future to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company.

                                       ###

                           NOTE: SEE FINANCIAL TABLES


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


                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                             June 30,         March 31,         June 30,
                                                               2002             2002              2001
                                                          -------------    --------------     -------------

Selected Financial Condition Data:
     Cash and cash equivalents                              $    37,189       $    33,948      $    15,771
     Investments, net and FHLB stock                            209,441           204,481          360,187
     Mortgage-backed securities, net                            169,689           183,900          135,606
     Loans held for sale                                          1,592                 0               83
     Loans receivable:
          One- to four-family mortgage loans                  1,170,553         1,124,965        1,065,736
          Commercial and multi-family real estate loans         144,585           133,504          108,625
          Consumer loans                                        120,866           119,482          115,685
          Allowance for loan losses                             (5,821)           (5,440)          (4,248)
          Other, net                                              9,485             9,200            9,611
                                                            -----------       -----------      -----------
     Loans receivable, net                                    1,439,668         1,381,711        1,295,409

     Goodwill and other intangible assets                         5,043             5,521            6,983
     Other assets                                                29,805            33,726           35,338
                                                            -----------       -----------      -----------
     Total assets                                           $ 1,892,427       $ 1,843,287      $ 1,849,377
                                                            ===========       ===========      ===========

     Deposits:
          Checking and money market                         $   168,994       $   156,118      $   133,625
          Savings                                               311,740           239,132          183,806
          Certificates of deposit and accrued interest          693,773           739,976          767,904
                                                            -----------       -----------      -----------
     Total deposits                                           1,174,507         1,135,226        1,085,335

     FHLB advances                                              504,465           484,465          454,465
     Other borrowings                                            23,314            41,430          127,640
     Other liabilities                                           26,843            21,155           24,946
     Preferred securities of Trust, net                          44,537            44,518           44,461
     Stockholders' equity                                       118,761 (a)       116,493          112,530
                                                            -----------       -----------      -----------
     Total liabilities and stockholders' equity             $ 1,892,427       $ 1,843,287      $ 1,849,377
                                                            ===========       ===========      ===========

     Book value per share  (b)                              $     16.73       $     16.34      $     15.50
     Tangible book value per share  (b)                     $     16.02       $     15.57      $     14.54

     Equity to assets                                             6.28%             6.32%            6.08%
     Tangible equity to tangible assets                           6.03%             6.04%            5.73%

Asset Quality Data:
     Non-performing loans                                   $     3,275       $     2,639      $     1,637
     Real estate owned, net                                          28               191              500
                                                            -----------       -----------      -----------
     Total non-performing assets                            $     3,303       $     2,830      $     2,137
                                                            ===========       ===========      ===========

     Non-performing loans to total loans                          0.23%             0.19%            0.13%
     Non-performing assets to total assets                        0.17%             0.15%            0.12%
     Allowance for loan losses to non-performing loans          177.74%           206.14%          259.50%
     Allowance for loan losses to total gross loans               0.40%             0.39%            0.33%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                 8.37%             8.41%            7.87%
     Core capital ratio (requirement - 4.00%)                     8.37%             8.41%            7.87%
     Risk-based capital ratio (requirement - 8.00%)              15.93%            16.06%           15.69%


(a)  Common shares outstanding as of June 30, 2002 totaled 7,347,552 shares.

(b) In accordance with SOP 93-6, the calculation of book value per share only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year. Based upon the inclusion of all shares issued to the ESOP, at June 30, 2002 book value per share and tangible book value per share would be $16.16 and $15.48, respectively.


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



                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)


                                                            For the three months ended            For the year ended
                                                                  June 30,                             June 30,
                                                         --------------------------         --------------------------
                                                           2002             2001                2002            2001
                                                         -----------    -----------         -----------      ----------
Selected Operating Data:
     Interest and dividend income                        $   30,083      $   30,245          $  121,339      $  120,358
     Interest expense                                        17,338          19,359              72,862          79,584
                                                         ----------      ----------          ----------      ----------
          Net interest and dividend income                   12,745          10,886              48,477          40,774
     Provision for loan losses                                  400             175               1,625             625
                                                         ----------      ----------          ----------      ----------
     Net interest and dividend income
          after provision for loan losses                    12,345          10,711              46,852          40,149
     Non-interest income:
          Service charges                                       787             684               2,961           2,495
          Net gain (loss) from real estate operations           145              72                  87              65
          Net gain on sales of loans                             85              18                 194             666
          Other                                                 298             173                 975             588
                                                         ----------      ----------          ----------      ----------
          Total non-interest income                           1,315             947               4,217           3,814
     Non-interest expenses:
          Compensation & employee benefits                    3,579           2,870              13,203          11,283
          Net occupancy expense                                 400             406               1,603           1,659
          Equipment                                             669             483               2,318           1,877
          Advertising                                           123             150                 484             475
          Amortization of intangibles                           478             497               1,940           2,014
          Federal deposit insurance premium                      49              52                 203             217
          Preferred securities expense                        1,092           1,092               4,368           3,452
          Other                                               1,259           1,069               4,331           3,665
                                                         ----------      ----------          ----------      ----------
          Total non-interest expenses                         7,649           6,619              28,450          24,642
                                                         ----------      ----------          ----------      ----------
     Income before income taxes                               6,011           5,039              22,619          19,321
     Income tax expense                                       2,156           1,774               8,036           6,808
                                                         ----------      ----------          ----------      ----------
     Net income                                          $    3,855      $    3,265          $   14,583      $   12,513
                                                         ==========      ==========          ==========      ==========

     Weighted avg. no. of diluted common shares (c)       7,690,323       8,032,256           7,768,422       8,098,603
     Diluted earnings per common share (c)               $     0.50      $     0.41          $     1.88      $     1.55
     Diluted cash earnings per common share (c) (d)      $     0.66      $     0.53          $     2.45      $     2.00

     Return on average common equity                          13.09%          11.37%              12.59%          10.95%
     Cash return on average common equity (d)                 17.12%          14.93%              16.41%          14.19%

     Return on average assets                                  0.83%           0.73%               0.79%           0.72%

     Average earning assets                              $1,818,033      $1,725,152          $1,805,534      $1,680,076

     Yield on average interest-earning assets                  6.62%           7.01%               6.72%           7.16%
     Cost of average interest-bearing liabilities              4.10%           4.84%               4.35%           5.10%
                                                         ----------      ----------          ----------      ----------
     Net interest rate spread                                  2.52%           2.17%               2.37%           2.06%
                                                         ==========      ==========          ==========      ==========

     Net interest margin                                       2.81%           2.53%               2.68%           2.43%

     Non-interest exp. as a % of avg. assets                   1.64%           1.49%               1.53%           1.42%
     Efficiency ratio                                         51.53% (e)      52.05% (e)          50.39% (e)      50.82% (e)

     Loan originations and purchases:
          One- to four-family mortgage loans             $  132,525      $  135,467          $  529,311      $  305,926
          Commercial and multi-family real estate loans      17,063          11,300              64,131          40,020
          Consumer loans                                     20,634          21,074              86,370          70,626
                                                         ----------      ----------          ----------      ----------
          Total loan originations and purchases          $  170,222      $  167,841          $  679,812      $  416,572
                                                         ==========      ==========          ==========      ==========


(c) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.

(d) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.

(e) The efficiency ratio includes the benefit from the net gain on sales of loans. Excluding the net gain on sales of loans, the efficiency ratio would have been 51.85%, 52.13%, 50.58% and 51.59%, respectively.


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



                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                                For the three months ended
                                                   -----------------------------------------------------------------------------
                                                     Jun. 30,         Mar. 31,         Dec. 31,         Sep. 30,        Jun. 30,
                                                       2002             2002             2001            2001           2001
                                                   ------------    ------------     -----------     -----------     ------------
Selected Operating Data:
Interest and dividend income                       $    30,083     $    28,992      $    30,330     $    31,934     $    30,245
Interest expense                                        17,338          17,145           18,600          19,779          19,359
                                                   -----------     -----------      -----------     -----------     -----------
     Net interest and dividend income                   12,745          11,847           11,730          12,155          10,886
Provision for loan losses                                  400             300              375             550             175
                                                   -----------     -----------      -----------     -----------     -----------
Net interest and dividend income
     after provision for loan losses                    12,345          11,547           11,355          11,605          10,711
Non-interest income:
     Service charges                                       787             765              762             647             684
     Net gain (loss) from real estate operations           145             (12)              (7)            (39)             72
     Net gain on sales of loans                             85              22               45              42              18
     Other                                                 298             273              209             195             173
                                                   -----------     -----------      -----------     -----------     -----------
     Total non-interest income                           1,315           1,048            1,009             845             947
Non-interest expenses:
     Compensation & employee benefits                    3,579           3,209            3,180           3,235           2,870
     Net occupancy expense                                 400             409              388             406             406
     Equipment                                             669             617              531             501             483
     Advertising                                           123             121              120             120             150
     Amortization of intangibles                           478             483              487             492             497
     Federal deposit insurance premium                      49              52               50              52              52
     Preferred securities expense                        1,092           1,092            1,092           1,092           1,092
     Other                                               1,259           1,044              996           1,032           1,069
                                                   -----------     -----------      -----------     -----------     -----------
     Total non-interest expenses                         7,649           7,027            6,844           6,930           6,619
                                                   -----------     -----------      -----------     -----------     -----------
Income before income taxes                               6,011           5,568            5,520           5,520           5,039
Income tax expense                                       2,156           1,964            1,949           1,967           1,774
                                                   -----------     -----------      -----------     -----------     -----------
Net income                                         $     3,855     $     3,604      $     3,571     $     3,553     $     3,265
                                                   ===========     ===========      ===========     ===========     ===========

Weighted avg. no. of diluted common shares (f)       7,690,323       7,702,997        7,779,361       7,873,741       8,032,256
Diluted earnings per common share (f)              $      0.50     $      0.47      $      0.46     $      0.45     $      0.41
Diluted cash earnings per common share (f) (g)     $      0.66     $      0.62      $      0.59     $      0.59     $      0.53

Return on average common equity                          13.09%          12.46%           12.33%          12.46%          11.37%
Cash return on average common equity (g)                 17.12%          16.39%           15.94%          16.18%          14.93%

Return on average assets                                  0.83%           0.79%            0.78%           0.75%           0.73%

Average earning assets                             $ 1,818,033     $ 1,775,002      $ 1,797,451     $ 1,831,649     $ 1,725,152

Yield on average interest-earning assets                  6.62%           6.55%            6.73%           6.95%           7.01%
Cost of average interest-bearing liabilities              4.10%           4.20%            4.42%           4.59%           4.84%
                                                   -----------     -----------      -----------     -----------     -----------
Net interest rate spread                                  2.52%           2.35%            2.31%           2.36%           2.17%
                                                   ===========     ===========      ===========     ===========     ===========

Net interest margin                                       2.81%           2.65%            2.64%           2.69%           2.53%

Non-interest exp. as a % of avg. assets                   1.64%           1.54%            1.49%           1.47%           1.49%
Efficiency ratio                                         51.53% (h)      50.70% (h)       49.87% (h)      49.37% (h)      52.05% (h)

Loan originations and purchases:
     One- to four-family mortgage loans            $   132,525     $   139,413      $   102,898     $   154,475     $   135,467
     Commercial and multi-family real estate loans      17,063          19,782           12,007          15,279          11,300
     Consumer loans                                     20,634          27,712           18,194          19,830          21,074
                                                   -----------     -----------      -----------     -----------     -----------
     Total loan originations and purchases         $   170,222     $   186,907      $   133,099     $   189,584     $   167,841
                                                   ===========     ===========      ===========     ===========     ===========


(f) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.

(g) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.

(h) The efficiency ratio includes the benefit from the net gain on sales of loans. Excluding the net gain on sales of loans, the efficiency ratio would have been 51.85%, 50.79%, 50.05%, 49.53% and 52.13%, respectively.


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